UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – December 15, 2022

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive,	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Backstop Agreement

On December 19, 2022, Cooper-Standard Automotive Inc. (“CSA”), a wholly-owned subsidiary of Cooper-Standard Holdings Inc. (the “Company”), entered into a backstop agreement (the “Backstop Agreement”) with certain holders (the “Backstop Parties”) that, as of such date, beneficially owned approximately 62.7% in aggregate outstanding principal amount of CSA’s existing 5.625% Senior Notes due 2026 (the “2026 Senior Notes”). The Backstop Agreement relates to certain refinancing transactions (the “Refinancing Transactions”), the terms of which were described in the previously reported Transaction Support Agreement, dated as of November 15, 2022 (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”), among the Company and certain of its direct and indirect subsidiaries, including CSA, and the Backstop Parties, to be undertaken by CSA as follows: (i) an offering (the “Concurrent Notes Offering”) of $580 million in aggregate principal amount of 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “New First Lien Notes”) newly issued by CSA and guaranteed by CS Intermediate HoldCo 1 LLC (“Holdings”) and certain of CSA’s subsidiaries to holders of 2026 Senior Notes or their designees for cash, (ii) an exchange offer (the “Exchange Offer”) for any and all of $400.0 million in aggregate principal amount of 2026 Senior Notes to holders of 2026 Senior Notes who participate in the Concurrent Notes Offering in exchange for CSA’s newly issued 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027 (the “New Third Lien Notes” and together with the New First Lien Notes, the “New Notes”) on a par-for-par basis, (iii) a related consent solicitation (the “Consent Solicitation”) to remove substantially all of the covenants, certain events of default and certain other provisions contained in the 2026 Senior Notes and the indenture governing the 2026 Senior Notes, (iv) the ABL Amendment (as defined below) and (v) the use of proceeds from the Concurrent Notes Offering, together with cash on hand, to prepay CSA’s senior term loan facility, to redeem CSA’s existing 13.000% Senior Secured Notes due 2024 and to pay fees and expenses related to the Refinancing Transactions.

Pursuant to the Backstop Agreement, the Backstop Parties have agreed to (i) subscribe for their pro rata share of the New First Lien Notes in the Concurrent Notes Offering (based on the proportion of $1,450 principal amount of New First Lien Notes subscribed for in the Concurrent Notes Offering for each $1,000 principal amount of 2026 Senior Notes tendered in the Exchange Offer); (ii) tender all of their 2026 Senior Notes in the Exchange Offer; (iii) provide their consents with respect to their 2026 Senior Notes in the Consent Solicitation and (iv) purchase 100% of the New First Lien Notes not otherwise purchased by eligible holders of the 2026 Senior Notes in the Concurrent Notes Offering, which will be in addition to their purchase of their pro rata share of the New First Lien Notes purchased pursuant to clause (i). As consideration for the Backstop Parties’ backstop commitment and pursuant to the terms and conditions set forth in the Backstop Agreement, the Backstop Parties will be entitled to receive a backstop fee. The Concurrent Notes Offering and the Backstop Parties’ obligation to backstop the Concurrent Notes Offering are conditioned upon the substantially concurrent completion of the Consent Solicitation and the Exchange Offer as well as certain conditions in the Backstop Agreement with respect to the backstop obligations.

The Backstop Agreement includes representations, warranties, covenants and closing conditions customary for agreements of this type. It also provides for customary indemnification by CSA against certain liabilities and customary contribution provisions in respect of those liabilities. The Backstop Agreement will terminate at the mutual written consent of CSA and the Backstop Parties or on February 15, 2023 if the date of settlement of the New Notes has not yet occurred. Further, the Backstop Parties may terminate the Backstop Agreement upon, among other circumstances, the termination of the Transaction Support Agreement, an occurrence of an event which would have a material adverse effect on CSA and a material breach of the Backstop Agreement by CSA.

The foregoing is a summary of the material terms of, and is qualified by, the Backstop Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Third Amended and Restated Credit Agreement

On December 19, 2022, certain subsidiaries of the Company, namely Holdings, CSA, Cooper-Standard Automotive Canada Limited (the “Canadian Borrower”), Cooper-Standard Automotive International Holdings B.V. (the “European Borrower” and, together with CSA and the Canadian Borrower, the “Borrowers”), and certain subsidiaries of the Company, entered into Amendment No. 3 (the “ABL Amendment”) to the Third Amended and Restated Loan Agreement (as amended, the “Amended Senior ABL Facility”) with certain lenders, Bank of America, N.A., as agent (the “Agent”), and other parties thereto. The following summary of the material terms of the ABL Amendment is subject to and qualified in its entirety by reference to the provisions of the ABL Amendment and the credit agreement governing the Amended Senior ABL Facility (the “Credit Agreement”).

Upon the closing of the Refinancing Transactions contemplated by the Transaction Support Agreement and satisfaction of certain other conditions set forth in the ABL Amendment, the ABL Amendment will amend the Credit Agreement to, among other things:

a.permit CSA to issue the New Notes in the Concurrent Notes Offering and Exchange Offer, including the granting of liens, subject to the restrictions set forth in the Amended Senior ABL Facility;
b.provide for certain of the Company’s wholly-owned subsidiaries organized in Costa Rica, France, Mexico, the Netherlands, Romania and certain other jurisdictions specified from time to time to become guarantors under the Amended Senior ABL Facility;
c.authorize the collateral agent under the Credit Agreement to enter into an intercreditor agreement with the collateral trustees and/or collateral agents for the New Notes; and
d.remove the European Borrower as a borrower under the Amended Senior ABL Facility.

The foregoing is a summary of the material terms of, and is qualified by, the ABL Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Transaction Support Agreement

On December 15, 2022, the Credit Parties entered into Amendment No. 1 (the “TSA Amendment”) to the Transaction Support Agreement with the Backstop Parties pursuant to which the Backstop Parties agreed to extend the deadline to launch the Refinancing Transactions from Thursday, December 15, 2022 to Tuesday, December 20, 2022.

The foregoing is a summary of the material terms of, and is qualified by, the TSA Amendment, dated as of December 15, 2022, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01 Other Events.

On December 19. 2022, the Company issued a press release announcing the commencement of the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation described in this report. A copy of the Company’s press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Refinancing Transactions

The closing of the Refinancing Transactions are conditioned on the satisfaction or waiver of certain conditions precedent. The Refinancing Transactions may not be completed as contemplated or at all. If the Company is unable to complete the Refinancing Transactions or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The New Notes to be offered in the Concurrent Notes Offering and the Exchange Offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits attached hereto, include “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. When used in this report, including the exhibits attached hereto, the words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon the Company’s expectations and various assumptions. The Company’s expectations, beliefs, and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, no assurances can be made that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties and other important factors include, but are not limited to, those described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K under Item 1A of Part 1 and in the Company’s most recent quarterly report on Form 10-Q under Item 1A of Part II and other risk factors identified from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this report, and the date of the exhibit attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

Exhibit 10.1 Backstop Agreement, dated as of December 19, 2022, among Cooper-Standard Automotive Inc., J.P. Morgan Investment Management Inc. and Millstreet Capital Management LLC.

Exhibit 10.2 Third Amendment, dated as of December 19, 2022, to the Third Amended and Restated Loan Agreement, among CS Intermediate Holdco 1 LLC, Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V., certain subsidiaries of Cooper-Standard Automotive Inc., the lenders party thereto and Bank of America, N.A. as agent for such lenders.

Exhibit 10.3 Amendment No. 1 to the Transaction Support Agreement, dated as of December 15, 2022, among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., CS Intermediate Holdco 1 LLC, certain other direct or indirect subsidiaries of Cooper-Standard Holdings Inc., J.P. Morgan Investment Management Inc. and Millstreet Capital Management LLC.

Exhibit 99.1 Press Release, dated December 19, 2022.

Exhibit 104 The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
        Cooper-Standard Holdings Inc.

/s/ Joanna M. Totsky
Name:	Joanna M. Totsky
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: December 20, 2022